Exhibit 21

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2017

Company Name
Chisholm Coal LLC
Chrome Deposit Corporation
Compagnie de Gestion de Mifergui- Nimba, LTEE
Cygnus Mines Limited
Double G Coatings, Inc.
Double G Coatings Company, L.P.
Essex Minerals Company
Fairfield Primary Operations, LLC
Feralloy Processing Company
GCW/USS Energy, LLC
Grant Assurance Corporation
Kanawha Coal LLC
Leeds Retail Center, LLC
Oilfield Technologies, Inc.
Orinoco Mining Company
Perdido Land Development Co., Inc.
PITCAL, Inc.
USS-POSCO Industries
Pitcal Pipe, LLC
Preserve Village Developers, LLC
Stelco Holding Company
Ontario Coal Company
Ontario Eveleth Company
Ontario Hibbing Company
Hibbing Development Company
Hibbing Taconite Company
Stelco Coal Company
Stelco Erie Corporation
Ontario Tilden Company
Swan Point Yacht & Country Club, Inc.
Timber Wolf Land, LLC
Transtar, LLC
Delray Connecting Railroad Company
Gary Railway Company
Tracks Traffic and Management Services, Inc.
Texas & Northern Railway Company
Lake Terminal Railroad Company, The
Lorain Northern Company
Union Railroad Company, LLC
Birmingham Southern Railroad Company
Fairfield Southern Company, Inc.
Warrior & Gulf Navigation LLC
U. S. Steel China, LLC
U. S. Steel Holdings, Inc.
U. S. Steel Holdings II, LLC
Worldwide Steel C.V.
U. S. Steel Global Holdings I B.V.

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2016

Company Name

U. S. Steel Global Holdings VI B.V.
U. S. Steel Košice, s.r.o. (USSK)
OBAL-SERVIS, a.s. Košice
Ferroenergy s.r.o.
U. S. Steel Košice – Labortest, s.r.o.
U. S. Steel Services s.r.o.
U. S. Steel Europe - Bohemia a.s.
U. S. Steel Europe - France S.A.
U.S. Steel Košice - SBS, s.r.o.
U. S. Steel Europe - Germany GmbH
U. S. Steel Europe - Italy S.r.l.
RMS, a.s. Košice
U. S. Steel Global Holdings II, B.V.
U. S. Steel Canada Limited Partnership
U. S. Steel Holdings IV, Inc.
U. S. Steel International of Canada, LTD.
U. S. Steel LRD Canada North Inc.
U. S. Steel Mining Company, LLC
U. S. Steel Timber Company, LLC
U. S. Steel Tubular Products Holdings, LLC
U. S. Steel Seamless Tubular Operations, LLC
U. S. Steel Tubular Products, Inc.
U. S. Steel Tubular Products Middle East DMCC
U.S. Steel Oilwell Services, LLC
Patriot Premium Threading Services, LLC
U. S. Steel Tubular Products Canada Inc.
U.S. Steel Produtos Tubulares do Brasil Ldta.
Zinklahoma, Inc.
Star Brazil US, LLC 2
Star Brazil US, LLC 1
Lone Star Brazil Holdings 1 Ltda.
Lone Star Brazil Holdings 2 Ltda.
Lone Star Steel Holdings, Inc.
Lone Star Steel Holdings II, Inc.
Fintube (Thailand) Limited
UEC Technologies, LLC
189548 Canada Inc.
3292673 Canada Inc.
USX Engineers and Consultants
UEC Sail Information Technology, LTD.
United States Steel International, Inc.
United States Steel Export Company de Mexico, S.R.L. de C.V.
Acero Prime, S.R.L. de CV
Acero Prime Servicios, S.R.L. de CV
United States Steel International de Mexico, S.R.L. de C. V.
USS Construction Products, LLC.
USS Galvanizing, Inc.
PRO-TEC Coating Company
PRO-TEC Coating Company, Inc.
USS International Services, LLC
USS Lakeside, LLC

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2016

Company Name

Chicago Lakeside Development, LLC
USS Oilwell Supply Co., LTD.
USS Oilwell Tubular, Inc.
USS Portfolio Delaware, Inc.
USS WSP, LLC
Worthington Specialty Processing
ProCoil Company, LLC
Worthington Taylor, LLC
USX International Sales Company, Inc.